                                                                        FORM 11K
                                                                      EXHIBIT 13


                        [ERNST & YOUNG LLP LETTERHEAD]





                 Financial Statements
                 and Other Financial Information

                 Citizens Banking Corporation Amended
                 and Restated Section 401(k) Plan

                 Years ended December 31, 1996, 1995 and 1994 with Report of Independent Auditors

                      Citizens Banking Corporation Amended
                        and Restated Section 401(k) Plan

                              Financial Statements
                        and Other Financial Information


                               December 31, 1996





                                    CONTENTS


       Report of Independent Auditors ..............................    1

       Financial Statements and Schedule

       Statement of Assets Available for Plan Benefits .............    3
       Statement of Changes in Assets Available for Plan Benefits ..    5
       Notes to Financial Statements ...............................    8
       Other Financial Information

       Schedule of Assets Held for Investment ......................   14
       Schedule of Reportable Transactions .........................   17

                         Report of Independent Auditors



Administrative Committee
Citizens Banking Corporation Amended
     and Restated Section 401(k) Plan


We have audited the accompanying statements of assets available for plan benefits of the Citizens Banking Corporation Amended and Restated Section 401(k) Plan as of December 31, 1996 and 1995, and the related statements of changes in assets available for plan benefits for each of the three years in the period ended December 31, 1996 and the related schedule of assets held for investment for the year ended December 31, 1996. These financial statements and schedule are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and schedule referred to above present fairly, in all material respects, the assets available for plan benefits of the Plan at December 31, 1996 and 1995, and the changes in its assets available for plan benefits for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. Further, it is our opinion that the schedule referred to above presents fairly, in all material respects, the information set forth therein for the year ended December 31, 1996 in compliance with the applicable accounting regulations of the Securities and Exchange Commission.

Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental Schedule of Reportable Transactions for the year ended December 31, 1996 is presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and is not a required part of the financial statements. The supplemental schedule has been subjected to the auditing procedures applied in our audit of the 1996 financial statements and, in our opinion, is fairly stated in all material respects in relation to the 1996 financial statements taken as a whole.


/s/ Ernst & Young


March 21, 1997

                      Citizens Banking Corporation Amended
                        and Restated Section 401(k) Plan

                Statement of Assets Available for Plan Benefits

                               December 31, 1996






                                                 401(k) PARTICIPANT - DIRECTED INVESTMENT FUNDS
                                        -----------------------------------------------------------------
                                                                    CITIZENS
                                        INTERMEDIATE                 BANKING                     MONEY
                                           INCOME       EQUITY     CORPORATION    BALANCED       MARKET    PARTICIPANT
                                            FUND         FUND         STOCK         FUND          FUND      LOAN FUND      TOTAL
                                        -------------------------------------------------------------------------------------------
ASSETS
Investments at fair value (cost--
  $53,386,080):
    Marketable:
     Common stocks:
        Citizens Banking Corporation                               $33,607,885    $   186,638                           $33,794,523
     Mutual funds                         $7,326,545  $16,346,630                  15,105,760                            38,778,935
     Money market account                    365,035      100,009      171,595      1,189,212   1,295,617                 3,121,468
                                        -------------------------------------------------------------------------------------------
Total investments                          7,691,580   16,446,639   33,779,480     16,481,610   1,295,617                75,694,926

Receivables:
  Loans to participants                                                                                     $3,491,573    3,491,573
  Accrued income                              35,986      154,444          622        291,887       5,617                   488,556
                                        -------------------------------------------------------------------------------------------
                                              35,986      154,444          622        291,887       5,617    3,491,573    3,980,129
Cash                                           7,761       18,881       31,876          7,274       1,867                    67,659
                                        -------------------------------------------------------------------------------------------
Assets available for plan benefits        $7,735,327  $16,619,964  $33,811,978    $16,780,771  $1,303,101   $3,491,573  $79,742,714
                                        ===========================================================================================

See accompanying notes.

                      Citizens Banking Corporation Amended
                        and Restated Section 409(k) Plan

                Statement of Assets Available for Plan Benefits

                               December 31, 1995




                                                401(k) PARTICIPANT - DIRECTED INVESTMENT FUNDS
                                       ----------------------------------------------------------------
                                                                   CITIZENS
                                       INTERMEDIATE                 BANKING                    MONEY
                                          INCOME       EQUITY     CORPORATION    BALANCED      MARKET    PARTICIPANT
                                           FUND         FUND         STOCK         FUND         FUND      LOAN FUND      TOTAL
                                       --------------------------------------------------------------------------------------------
ASSETS
Investments at fair value (cost--
  $49,340,204):
    Marketable:
    Common stocks:
      Citizens Banking Corporation                                $30,038,813   $ 1,481,550                           $31,520,363
    Mutual funds                         $7,108,817  $12,880,201                 13,827,847                            33,816,865
    U.S. Government securities              911,250                                  51,378                               962,628
    Corporate bonds and notes                                                        38,508                                38,508
    Money market account                    210,013       58,765      134,285     1,454,869    $472,788                 2,330,720
                                       --------------------------------------------------------------------------------------------
Total investments                         8,230,080   12,938,966   30,173,098    16,854,152     472,788                68,669,084

Receivables:
  Loans to participants                                                                                   $3,344,257    3,344,257
  Accrued income                             54,601       64,425          312       250,315       2,155                   371,808
                                       --------------------------------------------------------------------------------------------
                                             54,601       64,425          312       250,315       2,155    3,344,257    3,716,065
Cash                                          9,346       16,949       45,558         8,202       1,395                    81,450
                                       --------------------------------------------------------------------------------------------
Assets available for plan benefits       $8,294,027  $13,020,340  $30,218,968   $17,112,669    $476,338   $3,344,257  $72,466,599
                                       ============================================================================================

See accompanying notes.

                      Citizens Banking Corporation Amended
                        and Restated Section 401(k) Plan

           Statement of Changes in Assets Available for Plan Benefits

                          Year ended December 31, 1996


                                              401(k) PARTICIPANT - DIRECTED INVESTMENT FUNDS
                                  ----------------------------------------------------------------------
                                                                CITIZENS
                                  INTERMEDIATE                  BANKING                        MONEY
                                     INCOME        EQUITY     CORPORATION      BALANCED        MARKET     PARTICIPANT
                                      FUND          FUND         STOCK           FUND           FUND       LOAN FUND      TOTAL
                                 ---------------------------------------------------------------------------------------------------
ADDITIONS
Investment income:
  Dividends:
    Citizens Banking Corporation                              $ 1,034,439     $    42,400                              $ 1,076,839
    Other                         $   407,751   $ 1,655,200                       791,681                                2,854,632
  Interest income                      45,817         6,532         8,098          28,068    $   38,384   $  312,530       439,429
                                 ---------------------------------------------------------------------------------------------------
Total investment income               453,568     1,661,732     1,042,537         862,149        38,384      312,530     4,370,900

Contributions:
  Employer                            217,502       480,314       860,841         193,353        31,661                  1,783,671
  Employee                            427,806       904,531     1,612,177         358,535        53,291                  3,356,340
                                 ---------------------------------------------------------------------------------------------------
                                      645,308     1,384,845     2,473,018         551,888        84,952                  5,140,011
                                    1,098,876     3,046,577     3,515,555       1,414,037       123,336      312,530     9,510,911
DEDUCTIONS
Benefit payments to participants     (736,023)   (1,185,012)   (1,960,209)     (2,295,048)      (58,285)                (6,234,577)
Transfers (net)                      (733,539)      479,708       191,327        (533,994)      761,712     (165,214)            -
                                 ---------------------------------------------------------------------------------------------------
                                   (1,469,562)     (705,304)   (1,768,882)     (2,829,042)      703,427     (165,214)   (6,234,577)
Net realized and unrealized
  appreciation (depreciation) in
  fair value of investments:
     Realized                         (51,407)       45,286      (137,242)      1,163,177             -                  1,019,814
     Unrealized                      (136,607)    1,213,065     1,983,579         (80,070)            -                  2,979,967
                                 ---------------------------------------------------------------------------------------------------
                                     (188,014)    1,258,351     1,846,337       1,083,107                                3,999,781
                                 ---------------------------------------------------------------------------------------------------
Net increase                         (558,700)    3,599,624     3,593,010        (331,898)      826,763      147,316     7,276,115
Assets available for plan
benefits at beginning of year       8,294,027    13,020,340    30,218,968      17,112,669       476,338    3,344,257    72,466,599
                                 ---------------------------------------------------------------------------------------------------
Assets available for plan
benefits at end of year           $ 7,735,327   $16,619,964   $33,811,978     $16,780,771    $1,303,101   $3,491,573   $79,742,714
                                 ===================================================================================================

See accompanying notes.

                      Citizens Banking Corporation Amended
                        and Restated Section 409(k) Plan

           Statement of Changes in Assets Available for Plan Benefits

                          Year ended December 31, 1995


                                             401(k) PARTICIPANT - DIRECTED INVESTMENT FUNDS
                                  --------------------------------------------------------------------
                                                                CITIZENS
                                  INTERMEDIATE                   BANKING                      MONEY
                                     INCOME        EQUITY      CORPORATION     BALANCED       MARKET    PARTICIPANT
                                      FUND          FUND          STOCK          FUND          FUND      LOAN FUND      TOTAL
                                  ----------------------------------------------------------------------------------------------
ADDITIONS
Investment income:
  Dividends:
    Citizens Banking Corporation                               $   862,527    $    44,820                            $   907,347
    Other                          $  344,448   $ 1,023,703                       931,796                              2,299,947
  Interest income                     122,597         6,004          9,779         40,373    $ 17,856   $  277,975       474,584
                                  ----------------------------------------------------------------------------------------------
Total investment income               467,045     1,029,707        872,306      1,016,989      17,856      277,975     3,681,878
Contributions:
  Employer                            258,391       438,912        829,509        187,379      31,335                  1,745,526
  Employee                            435,127       828,556      1,679,571        425,983      64,759       43,260     3,477,256
                                  ----------------------------------------------------------------------------------------------
                                      693,518     1,267,468      2,509,080        613,362      96,094       43,260     5,222,782
                                  ----------------------------------------------------------------------------------------------
                                    1,160,563     2,291,175      3,381,386      1,630,351     113,950      321,235     8,904,660
DEDUCTIONS
Benefit payments to participants     (566,942)     (731,615)    (1,541,002)      (978,682)    (67,543)                (3,885,784)
Transfers (net)                      (373,458)      524,924        480,169       (563,521)    194,481     (262,595)            -
                                  ----------------------------------------------------------------------------------------------
                                      220,163     2,090,484      2,320,553         88,148     240,888       58,640     5,018,876
Net realized and unrealized
  appreciation (depreciation) in
  fair value of investments:
   Realized                            (5,094)          163        (19,539)       825,568                                801,098
   Unrealized                         442,292     1,860,212      1,946,681        963,906                              5,213,091
                                  ----------------------------------------------------------------------------------------------
                                      437,198     1,860,375      1,927,142      1,789,474                              6,014,189
                                  ----------------------------------------------------------------------------------------------
Net increase                          657,361     3,950,859      4,247,695      1,877,622     240,888       58,640    11,033,065
Assets available for plan
  benefits at beginning of year     7,636,666     9,069,481     25,971,273     15,235,047     235,450    3,285,617    61,433,534
                                  ----------------------------------------------------------------------------------------------
Assets available for plan
  benefits at end of year          $8,294,027   $13,020,340    $30,218,968    $17,112,669    $476,338   $3,344,257   $72,466,599
                                  ==============================================================================================

See accompanying notes.

                      Citizens Banking Corporation Amended
                        and Restated Section 409(k) Plan

           Statement of Changes in Assets Available for Plan Benefits

                          Year ended December 31, 1994


                                           401(k) PARTICIPANT - DIRECTED INVESTMENT FUNDS
                                  -----------------------------------------------------------------
                                                               CITIZENS
                                  INTERMEDIATE                 BANKING                     MONEY
                                     INCOME       EQUITY     CORPORATION     BALANCED      MARKET    PARTICIPANT
                                      FUND         FUND         STOCK          FUND         FUND      LOAN FUND      TOTAL
                                  --------------------------------------------------------------------------------------------
ADDITIONS
Investment income:
Dividends:
   Citizens Banking Corporation                              $   732,805   $    40,836                            $   773,641
   Other                          $   172,499   $  514,282                     567,159                              1,253,940
  Interest income                     275,943        4,696         6,412        47,838    $  5,330   $  257,685       597,904
                                  --------------------------------------------------------------------------------------------
Total investment income               448,442      518,978       739,217       655,833       5,330      257,685     2,625,485
Contributions:
  Employer                            287,921      361,659       644,404       150,437       8,226                  1,452,647
  Employee                            469,480      690,692     1,212,503       310,799      16,408                  2,699,882
                                  --------------------------------------------------------------------------------------------
                                      757,401    1,052,351     1,856,907       461,236      24,634                  4,152,529
                                  --------------------------------------------------------------------------------------------
                                    1,205,843    1,571,329     2,596,124     1,117,069      29,964      257,685     6,778,014
DEDUCTIONS
Benefit payments to participants   (1,196,578)    (593,605)   (2,047,184)   (1,854,565)       (733)     (24,901)   (5,717,566)
Other                                                                                                  (128,102)     (128,102)
Transfers (net)                      (557,316)     224,284       591,424      (510,535)    153,521       98,622             -
                                  --------------------------------------------------------------------------------------------
                                     (548,051)   1,202,008     1,140,364    (1,248,031)    182,752      203,304       932,346
Net realized and unrealized
  appreciation (depreciation) in
  fair value of investments:
   Realized                                         12,834      (115,797)      305,838                                202,875
   Unrealized                        (288,458)    (427,383)    2,566,954      (881,146)                               969,967
                                  --------------------------------------------------------------------------------------------
                                     (288,458)    (414,549)    2,451,157      (575,308)                             1,172,842
                                  --------------------------------------------------------------------------------------------
Net increase                         (836,509)     787,459     3,591,521    (1,823,339)    182,752      203,304     2,105,188
Assets available for plan
  benefits at beginning of year     8,473,175    8,282,022    22,379,752    17,058,386      52,698    3,082,313    59,328,346
                                  --------------------------------------------------------------------------------------------
Assets available for plan
  benefits at end of year         $ 7,636,666   $9,069,481   $25,971,273   $15,235,047    $235,450   $3,285,617   $61,433,534
                                  ============================================================================================

See accompanying notes.

                      Citizens Banking Corporation Amended
                        and Restated Section 401(k) Plan

                         Notes to Financial Statements

                               December 31, 1996



1.   SIGNIFICANT ACCOUNTING POLICIES

VALUATION OF INVESTMENTS

Marketable investments are stated at aggregate fair value. Securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the Plan year. Investments traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the average of the last reported bid and ask prices.

Loans to participants represent qualifying interest-bearing loans from individual accounts that are valued at the amount of outstanding principal.

Unrealized appreciation or depreciation in the aggregate fair value of investments represents the change in the difference between aggregate fair value and the cost of investments. The realized gain or loss on sale of investments is the difference between the proceeds received and the specific cost of investments sold. Such amounts are different than the related amounts reported on Form 5500 which are computed as the difference between the proceeds received and the fair value at the beginning of the year as prescribed by the Department of Labor regulations.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                      Citizens Banking Corporation Amended
                        and Restated Section 401(k) Plan

                   Notes to Financial Statements (continued)




2.   DESCRIPTION OF THE PLAN

The Citizens Banking Corporation Amended and Restated Section 401(k) Plan
(Plan) is a defined contribution plan which includes a 401(k) salary deferral feature. The Plan covers substantially all employees of Citizens Banking Corporation (Corporation) and its banking subsidiaries including salaried employees and hourly employees with over 1,000 hours of credited service. At December 31, 1996 there were 1,570 participants in the Plan. Participants may contribute on a before-tax basis up to 15% of their annual base compensation (not to exceed $9,500 for 1996) and on an after-tax basis up to 10% of their base compensation. Participants may direct their contributions into either an intermediate income, equity, balanced, money market or Citizens Banking Corporation stock fund and may elect to change the percentage directed to each fund quarterly. All participant contributions are fully vested.

Under the Plan, the participating subsidiaries can also make employer matching contributions of 100% on the first 3% and 50% on the next 3% of a participant's base compensation (excluding bonuses, overtime and fringe benefits actually paid for the year) such that the maximum employer matching contributions for any such participant will be 4.5% of a participant's base compensation. In addition, a retiree medical savings account was established for each participant. One third of the employer matching contribution is automatically directed into this account. Employees may not borrow against any monies residing in the account. These matching contributions are fully vested after three years of service or upon normal or early retirement, death or disability. All administrative costs of the plan are paid by the Corporation.

The Corporation has the right under the Plan to discontinue such annual contributions. Citizens Banking Corporation has the right to terminate the Plan at any time. In the event of a termination of the Plan, the net assets of the Plan are to be set aside for the payment of vested benefits.

                      Citizens Banking Corporation Amended
                        and Restated Section 401(k) Plan

                   Notes to Financial Statements (continued)




3.   INVESTMENTS

The Plan's investments are administered by the Citizens Bank Trust Department. During each of the three years in the period ended December 31, 1995, the Plan's investments (including investment bought, sold as well as held during the year) appreciated (depreciated) in fair value by $3,999,781, $6,014,189, and $1,172,842, as follows:


                                      NET APPRECIATION
                                       (DEPRECIATION)   FAIR VALUE
                                       IN FAIR VALUE      AT END     COST AT END
                                        DURING YEAR       OF YEAR      OF YEAR
                                      ----------------  -----------  -----------
YEAR ENDED DECEMBER 31, 1996
Fair value as determined by quoted
 market price:
 Common stocks:
   Domestic:
    Citizens Banking Corporation           $1,835,646   $33,794,523  $16,240,448
   Mutual funds                             2,170,005    38,778,935   34,024,164
   U.S. Government securities                  (5,870)            -            -
   Money market account                             -     3,121,468    3,121,468
                                           -------------------------------------
                                           $3,999,781   $75,694,926  $53,386,080
                                           =====================================
YEAR ENDED DECEMBER 31, 1995
Fair value as determined by quoted
 market price:
   Common stocks:
     Domestic:
      Citizens Banking Corporation         $2,026,742   $31,520,363  $14,899,489
     Other                                    649,235
   Mutual funds                             3,304,475    33,816,866   31,065,247
   U.S. Government securities                  29,690       962,627    1,006,240
   Corporate bonds and notes                    4,047        38,508       38,508
   Money market account                             -     2,330,720    2,330,720
                                           -------------------------------------
                                           $6,014,189   $68,669,084  $49,340,204
                                           =====================================

                      Citizens Banking Corporation Amended
                        and Restated Section 401(k) Plan
                   Notes to Financial Statements (continued)





3.   INVESTMENTS (CONTINUED)


                                            NET APPRECIATION
                                             (DEPRECIATION)              FAIR VALUE
                                              IN FAIR VALUE                AT END              COST AT END
                                               DURING YEAR                OF YEAR                OF YEAR
                                              -------------            --------------          -----------
YEAR ENDED DECEMBER 31, 1994
Fair value as determined by quoted
 market price:
  Common stocks:
    Domestic:
     Citizens Banking Corporation                $2,588,106                $27,223,943          $12,649,351
    Other                                          (166,422)                 2,143,260            2,174,102
    Foreign                                             275                     85,268               84,993
  Mutual funds                                   (1,145,864)                23,693,140           24,038,114
  U.S. Government securities                        (89,897)                 1,961,519            2,041,609
  Corporate bonds and notes                         (13,356)                   550,714              553,886
  Money market account                                    -                  2,156,566            2,158,566
  Commercial paper                                        -                     50,000               50,000
                                               ------------------------------------------------------------
                                                 $1,172,842                $57,866,410          $43,750,621
                                               ============================================================




                                                               YEAR ENDED DECEMBER 31
                                                  ------------------------------------------------
                                                     1996           1995              1994
                                                  ------------------------------------------------
Realized gain:
Proceeds on disposition                           $23,113,326     $30,489,733          $38,837,787
Cost                                               22,093,512      29,688,635           38,634,912
                                                  ------------------------------------------------
                                                    1,019,814         801,098              202,875
Unrealized gain                                     2,979,967       5,213,091              969,967
                                                  ------------------------------------------------
                                                  $ 3,999,781      $6,014,189           $1,172,842
                                                  ================================================

                      Citizens Banking Corporation Amended
                        and Restated Section 401(k) Plan
                   Notes to Financial Statements (continued)




3.  INVESTMENTS (CONTINUED)

The fair value of individual investments that represent 5% or more of the plan's assets are as follows:


                                                     DECEMBER 31
                                                  1996         1995
                                               -----------  -----------
Citizens Banking Corporation, 1,072,842 and
 1,059,508 shares of common stock in 1996 and
 1995, respectively                            $33,794,523  $31,520,363

Frank Russell Quantitative Equity                4,734,967    3,731,203

Frank Russell Diversified Equity                 4,733,032    3,721,086

Golden Oak FDS Intermediate Income Fund         13,123,579   12,622,801

Harbor International Fund                        5,946,590    5,363,484

Citizens Bank serves as the investment advisor to the Golden Oak series of mutual funds. The mutual fund portfolios were established pursuant to the provisions of the Investment Company Act of 1940. Investments within these portfolios were made in accordance with the applicable Department of Labor rules and regulations concerning the investment of qualified plan assets into mutual funds wherein the investment advisor to the portfolio is a party-in-interest with respect to the plan.

4.   INCOME TAX STATUS

The Internal Revenue Service ruled August 2, 1995 that the Plan qualifies under
Section 401(a) of the Internal Revenue Code (IRC) and, therefore, the related trust is not subject to tax under present income tax law. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The Administrative Committee is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.

                      Citizens Banking Corporation Amended
                        and Restated Section 401(k) Plan
                   Notes to Financial Statements (continued)




5.   BENEFIT PAYABLE

Assets available for plan benefits include amounts allocated for approved distributions. Such balances amounted to $2,116,700 and $1,830,003 at December 31, 1996 and 1995, respectively. The accompanying statement of assets available for plan benefits as of December 31, 1996 and 1995 has been restated to eliminate the liability for such distribution. Previously, such account balances were shown as liabilities of the Plan. Such amounts are shown as a liability on the Plan's Form 5500.

                          OTHER FINANCIAL INFORMATION

                      Citizens Banking Corporation Amended
                        and Restated Section 401(k) Plan

                     Schedule of Assets Held for Investment

                               December 31, 1996



                                          DESCRIPTION OF INVESTMENT INCLUDING
      IDENTITY OF ISSUE, BORROWER,         MATURITY DATE, RATE OF INTEREST,                    FAIR
        LESSOR OR SIMILAR PARTY            COLLATERAL, PAR OR MATURITY VALUE      COST         VALUE
----------------------------------------  -----------------------------------  -----------  -----------
MARKETABLE
Common stocks:
 Citizen Banking Corp;*                   1,072,842 shares                     $16,240,448  $33,794,523
                                                                               ------------------------
Total common stock (44.7% of net assets)                                        16,240,448   33,794,523
Mutual Funds:
 Golden Oak Diversified Growth Funds*      120,988.06 units                      1,217,437    1,457,906
 Golden Oak Intermediate Income Fund*    1,332,343.05 units                     13,257,723   13,123,579
 Columbia Special Fund Income               18,928.54 units                        408,798      375,732
 Harbor International Fund                 184,676.71 units                      4,044,063    5,946,590
 Harbor Capital Appreciation Fund           55,239.63 units                      1,277,000    1,454,459
 Heartland Value Fund                       41,344.78 units                      1,196,080    1,308,562
 MAS Funds Value Portfolio                  88,713.42 units                      1,256,868    1,445,142
 Frank Russell Quantitative Fund           143,266.79 units                      3,758,530    4,734,967
 Frank Russell Diversified Fund            114,186.54 units                      4,081,793    4,733,032
 Frank Russell Special Growth Fund          68,924.76 units                      2,314,423    2,811,441
Scudder Investment Trust Growth & Income    59,729.87 units                      1,211,449    1,387,525
                                                                               ------------------------
Total Mutual Funds (51.2% of net assets)                                        34,024,164   38,778,935


                      Citizens Banking Corporation Amended
                        and Restated Section 401(k) Plan

               Schedule of Assets Held for Investment (Continued)

                               December 31, 1996


                                          DESCRIPTION OF INVESTMENT INCLUDING
      IDENTITY OF ISSUE, BORROWER,         MATURITY DATE, RATE OF INTEREST,                    FAIR
        LESSOR OR SIMILAR PARTY            COLLATERAL, PAR OR MATURITY VALUE      COST         VALUE
----------------------------------------  -----------------------------------  -----------  -----------
MARKETABLE (CONTINUED)
Money Market Accounts:
  Golden Oak Prime Obligation Class A
   (4.1% of net assets)                      $3,121,468 principal amount       $ 3,121,468  $ 3,121,468
                                                                               ------------------------
Total investments                                                              $53,386,080  $75,694,926
                                                                               ========================

*Party-in-interest to the Plan.

See  accompanying notes.

                      Citizens Banking Corporation Amended
                        and Restated Section 401(k) Plan

                      Schedule of Reportable Transactions

                          Year ended December 31, 1996

                                                                                                              EXPENSE
                                DESCRIPTION OF ASSET (INCLUDING                                               INCURRED
                                    INTEREST RATE AND MATURITY IN       PURCHASE      SELLING       LEASE       WITH    COST OF
IDENTITY OF PARTY INVOLVED               CASE OF A LOAN)                 PRICE         PRICE        RENTAL  TRANSACTION  ASSET
-----------------------------------------------------------------------------------------------------------------------------------
Category iii) A series of
transactions with respect
to the same issue which
amount in the aggregate to
more than 5% of the current
value of total plan assets:
Citizens Banking Corporation  109 purchases, 164,634.85
                                shares purchased                       $ 4,867,438                    --       --       $ 4,867,438
                              76 sales, 110,521.85 shares sold                        $ 3,242,044     --       --         2,283,088
Golden Oak FDS Prime
Obligation Money              491 purchases, 15,161,679 units
Market--Class A                  purchased                              15,161,679                    --       --        15,161,679
                              189 sales, 14,370,931 units sold                         14,370,931     --       --        14,370,931


                                            CURRENT
                                           VALUE OF
                                           ASSET OF                     NET
                                          TRANSACTION                   GAIN
IDENTITY OF PARTY INVOLVED                   DATE                      (LOSS)
----------------------------------------------------------------------------------
Category iii) A series of
transactions with respect
to the same issue which
amount in the aggregate to
more than 5% of the current
value of total plan assets:
Citizens Banking Corporation
                                        $ 4,867,438
                                          3,242,044                     $958,956
Golden Oak FDS Prime
Obligation Money
Market--Class A                          15,161,679
                                         14,370,931




Commissions and fees related to purchase and sales of investments are included in the cost of the investment or proceeds from the sale.

There were no transactions reportable under categories i), ii) or iv).




16